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                                                               EXHIBIT (4)(i)(e)

                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT, dated as of April 1, 2002 (this Agreement), is by and among US Unwired Inc., a Louisiana corporation ("Issuer"), and the following:

     Investcorp IWO Limited Partnership, Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited, Zinnia Limited, Investcorp Investment Equity Limited, Alloway Limited, Carrigan Limited, Frankfort Limited, Paugus Limited, Wireless International Limited, Wireless Equity Limited, Wireless Holdings Limited, Wireless Investments Limited, IWO Equity Limited, IWO Investments Limited, Cellular Equity Limited, Mobile Holdings Limited, Wireless IIP Limited, Equity IWO Limited, New IWO Equity Limited, New Wireless IIP Limited and New Equity IWO Limited (collectively, "Investcorp");

     Odyssey Investment Partners Fund, LP and Odyssey Coinvestors, LLC (collectively, "Odyssey");

     Paribas North America Inc., TCW/Crescent Mezzanine Trust II, TCW/Crescent Mezzanine Partners II, LP, TCW/Crescent Leveraged Income Trust, LP, TCW/Crescent Leveraged Income Trust II, LP and TCW/Crescent Leveraged Income Trust IV, LP (collectively, the "Financial Investors");

     Solon Kandel, J.K. Hage III, Steven Nielsen, Delhi PCS Inc., Dry Brook Holdings LLC, MTC North Inc., Newport PCS Inc., Finger Lakes Technologies Group Inc., Adirondack Capital LLC, Cerberus Investments LP and Charles Lane (collectively, "IWO Founders"); and

     the Henning Family Members, as defined herein.

     WHEREAS, Issuer is a party to an Agreement and Plan of Merger, dated as of December 19, 2001 (the "Merger Agreement"), by and among Issuer, Merger Sub (as defined in the Merger Agreement) and IWO Holdings, Inc., a Delaware corporation ("IWO"), which provides for the merger of Merger Sub with and into IWO (the "Merger"); and

     WHEREAS, as a condition to the Merger, Issuer has agreed to provide certain registration rights as set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

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     "best efforts" shall mean reasonable best efforts.

     "1818 Fund" shall mean The 1818 Fund III, L.P., a Delaware limited partnership and its successors.

     "1818 RRA" shall mean the Registration Rights Agreement between the Issuer and 1818 Fund dated as of October, 29, 1999, as amended by a First Amendment dated as of February 15, 2000, and a Second Amendment dated as of June 9, 2000, and as further amended from time to time.

     "1818 RRA Parties" means, collectively, 1818 Fund and the other parties which have registration rights pursuant to the 1818 RRA (not including any future amendment thereof).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

     "Governmental Entity" shall mean any court, department, body, board, bureau, administrative agency or commission or other governmental authority or instrumentality.

     "Holders" means, as of any date of determination, the holders of Registrable Securities, provided that the rights of Transferees of the Holders shall be limited as provided in Section 8(h).

     "Issuer Common Stock" shall mean the Class A Common Stock, the Class B Common Stock and each other class of capital stock of the Issuer that does not have a preference over any other class of capital stock of the Company as to dividends or upon liquidation, dissolution or winding up of the Company and, in each case, shall include any other class of capital stock of the Company into which such stock is reclassified or reconstituted.

     "Issuer Common Stock Equivalents" shall mean any stock, warrants, rights, calls, options, debt or other securities exchangeable or exercisable for or convertible into Issuer Common Stock.

     "Issuer Founders" means William L. Henning, Lena B. Henning, William L. Henning, Jr., John A. Henning and Thomas G. Henning (collectively, "Henning Family Members") and the descendents of each of them; Thomas D. Henning; any trustee (including without limitation Sandy Britnell, as trustee of the William
L. Henning Grantor Retained Annuity Trust and the Lena B. Henning Grantor Retained Annuity Trust), custodian, guardian or other similar fiduciary holding securities for the benefit of any one or more Henning Family Members and/or their descendants; and Cameron Communications Corporation.

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     "Person" shall mean an individual, corporation, limited liability company, association, partnership, group (as defined in Section 13(d)(3) of the Exchange
Act), trust, joint venture, business trust or unincorporated organization, or a Governmental Entity or any other entity of any nature whatsoever.

     "Registrable Securities" shall mean: (a) shares of Issuer Common Stock that are issued to Investcorp, Odyssey, the Financial Investors and the IWO Founders in the Merger or pursuant to any Issuer Common Stock Equivalent that is issued to any of them in the Merger or pursuant to the Merger Agreement; (b) shares of Issuer Common Stock owned by the Issuer Founders as of the date of this Agreement or acquired by any of them from any other of them thereafter; and (c) up to 5,500,000 shares of Issuer Common Stock that are issued (or issuable with respect to any Common Stock Equivalents that are issued) pursuant to the transaction described in Schedule A to this Agreement and, in each such case described in (a), (b) or (c), any securities issued or distributed in respect thereof, or in substitution therefor, in connection with any stock split, dividend, spin-off or combination, or any reclassification, recapitalization, merger, consolidation, share exchange or other similar reorganization or business combination. As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the applicable Holder of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement; (ii) such securities have been distributed to the public pursuant to Rule 144 or 145 (or any successor provision) under the Securities Act; (iii) with respect to any Holder, (A) such Holder is permitted to sell all such Registrable Securities held by such Holder to the public at one time in a transaction that is exempt under Section 4 of the Securities Act or any successor provision (including, without limitation, by operation of Rule 144 or 145 or any successor provision under that Act) from registration or further registration under that Act, and
(B) at least one year has elapsed from the Effective Time of the Merger; or (iv) such securities have ceased to be outstanding.

     "Registration Expenses" shall mean all expenses incident to Issuer's performance of or compliance with this Agreement, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger, telephone and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or national market system, fees and disbursements of counsel for Issuer and all independent certified public accountants for Issuer (including the expenses of any annual audit, special audit and cold comfort letters required by or incident to such performance and compliance), securities laws liability insurance (if Issuer so desires), the fees and disbursements of underwriters (including, without limitation, all fees and expenses of any qualified independent underwriter required by the rules of the NASD) customarily paid by issuers or sellers of securities in public equity offerings (excluding, for the sake of clarity, the fees and expenses of counsel for the

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Underwriters or any qualified independent underwriter), the reasonable fees and expenses of any special experts retained by Issuer in connection with such registration, fees and expenses of other persons retained by Issuer, and the reasonable fees and expenses of one counsel to the selling Holders selected by Holders of a majority of the shares to be included in such registration ("Selling Holders Counsel"); provided, however, that the term Registration Expenses shall not include any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities or the out-of-pocket expenses of any Holder (including, without limitation, the fees and expenses of counsel for such Holder other than as expressly provided above), all of which shall be borne by the Holder who or which incurs them.

     "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

     "shares" means the shares or other units into which equity securities are divided.

     "Transferee" shall mean any Person to whom Registrable Securities are transferred, other than a transfer pursuant to Rule 144 or 145 or to a sale that is registered under the Securities Act.

2. Demand Registration.

     (a) Underwritten Offering. Upon the written demand of Investcorp, timely made as provided below, requesting that Issuer effect the registration under the Securities Act of an underwritten offering having an aggregate market value on the date of such demand of at least $50 million of which at least $25 million shall consist of Registrable Securities (based on the closing trading price of the Issuer's Common Stock on the trading day before the date of such demand) (the "Underwritten Offering"), Issuer will (i) notify each Holder of such request and afford each Holder the opportunity to include such Holder's Registrable Securities in such registration in such amount (up to the full amount of such Holder's Registrable Securities, subject to the provisions of this Agreement) as may be specified by written notice to the Issuer and Investcorp within 15 days of receipt of the notice from the Issuer and (ii) use its best efforts to effect the registration under the Securities Act of such Underwritten Offering including to the extent set forth in this Agreement the Registrable Securities requested by Holders. Investcorp and Issuer shall consult with one another prior to, and throughout, the registration and offering process to coordinate the timing of the proposed offering taking into consideration, among other things, the existence of any material business combination discussions that may be ongoing or other material non-public information affecting Issuer the disclosure of which could, in the reasonable judgment of Issuer's management, adversely affect such discussions or Issuer's business. Issuer shall have no obligation to file such registration

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statement unless the demand for filing is made in sufficient time to reasonably permit the securities covered thereby to be priced and sold not later than 120 days after the Effective Time (as defined in the Merger Agreement) of the Merger, and Issuer shall be entitled, in its sole discretion, to terminate such offering and deregister all shares covered thereby which have not been sold within such number of days after the Effective Time of the Merger as is equal to 120 plus any number of days the offering has been delayed due to timing considerations described in the preceding sentence or in Section 7(c). Adequate procedures shall be used to ensure that all Holders shall have an opportunity to elect to have shares included in the Underwritten Offering to the extent permitted by this Agreement.

     (b) Additional Request for Registration. In addition to the Underwritten Offering, at any time on or after either January 1, 2003 if the Underwritten Offering has been consummated or 180 days after the Effective Time (as defined in the Merger Agreement) if the Underwritten Offering has not been consummated, upon the written demand of a Requesting Party (defined below) made within four years after the Effective Time of the Merger, demanding that Issuer effect the registration under the Securities Act of all of the Registrable Securities held by the Requesting Party and the other Holders, or of any part thereof, and specifying the intended method of disposition thereof, Issuer will use its best efforts to effect the registration under the Securities Act of such Registrable Securities (which registration may also include any additional number of shares of Issuer Common Stock which Issuer or any other shareholder of Issuer (as determined by it) proposes to include therein, except that any such additional shares may be included in any underwritten offering only to the extent and subject to the limitations and priorities provided in Section 2(e)). Promptly after receipt of such request, Issuer shall notify the Holders of its intent to make such request and afford such Holders the opportunity to include Registrable Securities in such request. The Requesting Party and Issuer shall consult with one another prior to, and throughout, the registration process to coordinate the timing of the proposed offering taking into consideration, among other things, the existence of any material business combination discussions that may be ongoing or other material non-public information affecting Issuer the disclosure of which could, in the reasonable judgment of Issuer's management, adversely affect such discussions or Issuer's business. Issuer shall not be required to effect more than one registration pursuant to this Section 2(b) if the Underwritten Offering is consummated under Section 2(a), and shall not be required to effect more than two registrations pursuant to this Section 2(b) if the Underwritten Offering is not consummated under Section 2(a). Notwithstanding the foregoing, in no event shall Issuer have any obligation to effect an underwritten public offering under this Section 2(b) unless the amount of the Registrable Securities to be included in such offering would result in aggregate proceeds (determined at the time of the initial filing of the registration statement relating thereto) in excess of $25 million; and in no event shall Issuer have any obligation to include in a non-underwritten offering under this
Section 2(b) any Registrable Securities that are included in the registration statement described in Section 2(i), unless the method of distribution chosen for such Registrable Securities cannot be effected pursuant to such registration statement described in Section 2(i). For purposes of this Section 2(b), "Requesting Party" means: (i) Investcorp, as long as it continues to own at least 25% of the

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Registrable Securities held by it immediately after the Effective Time of the
Merger; (ii) if Investcorp no longer qualifies as the Requesting Party, then Odyssey, but only as long as Odyssey, Investcorp and the Financial Investors continue to own in the aggregate at least 25% of the Registrable Securities held by them in the aggregate immediately after the Effective Time of the Merger;
(iii) if neither Investcorp nor Odyssey qualifies as the Requesting Party, then Holders of at least 51% of the Registrable Securities held by the IWO Founders; and (iv) if no party or parties are entitled to be the Requesting Party pursuant to clauses (i), (ii) or (iii) above, then Holders of at least 51% of the Registrable Securities.

     (c) Registration Statement Form. If any registration requested pursuant to this Section 2 which is proposed by Issuer to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter shall advise Issuer in writing that, in its opinion, the making of additional disclosures required by another form of registration statement is of material importance to the success of such proposed offering, then Issuer shall cooperate with the managing underwriters to provide such additional disclosures. Issuer agrees to include in any registration statement all information which, in the reasonable opinion of counsel to the underwriters (or the Requesting Holder, in the case of a registration demanded under Section 2(b) that is not an underwritten offering) is required to be included.

     (d) Effective Registration Statement. A registration requested pursuant to
Section 2(a) or 2(b) shall not be deemed to have been effected:

          (i) unless a registration statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act until such time (not later than 120 days after the effective date of the registration statement) as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition thereof set forth in such registration statement, other than primarily as a result of acts or omissions of any selling Holder or any authorized agent thereof;

          (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Entity for any reason not attributable to any selling Holder or any of its Affiliates (as defined in the Merger Agreement), and such interference prevents the disposition of the Registrable Securities covered by such registration statement; or

          (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, unless any failure to satisfy such a condition is attributable to any selling Holder or any of its Affiliates (as defined in the Merger Agreement).

     (e) Priority in Requested Registrations. If a requested registration pursuant to Section 2(a) or 2(b) is the Underwritten Offering or involves an underwritten offering and

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the managing underwriter (in consultation with the underwriter appointed by the
Requesting Holder pursuant to Section 2(h) below) advises Issuer and the Holders whose shares are included therein in writing that, in its opinion, the number of equity securities requested to be included in such registration exceeds the largest number of shares (such amount, the "Maximum Shares" for purposes of Section 2) which can be sold without reasonably expecting to have an adverse effect on such offering, including the price at which such equity securities can be sold, the number of such equity securities to be included in such underwritten offering shall be reduced, and Issuer shall include in such underwritten offering a number of equity securities in accordance with the following order of priority:

          (i) The first priority shall include two categories, as follows:

               (A) The first category shall cover 85% of the Maximum Shares, and the shares available to this category shall be allocated among Investcorp, Odyssey, each of the Financial Investors, and the Holders of Registrable Securities referred to in clause (c) of the definition of Registrable Securities ("Other Investors" and, together with Investcorp, Odyssey, and the Financial Investors, the "First Category Holders") prorata, in the proportion that the Applicable Shares (defined below) owned (defined below) by each of them who has requested that shares be included in such registration bears to the total Applicable Shares owned by all of them who have requested that shares be included in such registration. If the number of shares so allocated to any such person exceeds the number which such person has requested to be included, such excess shall be reallocated to the remainder of such persons according to the same principles, which shall continue to be applied until all shares available to this category have been allocated.

               (B) The second category shall cover 15% of the Maximum Shares, and the shares available to this category shall be allocated among each Holder (other than First Category Holders) as follows: 50% of the second category shares shall be allocated to the Issuer Founders in accordance with any method of allocation determined by Holders of a majority in interest of Registrable Securities then held by the Henning Family Members, and the remaining 50% shall be allocated to the IWO Founders prorata, in the proportion that the Applicable Shares (defined below) owned by each of them who has requested that shares be included in such registration bears to the total Applicable Shares owned by all of them who have requested that shares be included in such registration. If the number of shares so allocated to any such person exceeds the number which such person has requested to be included, such excess shall be reallocated to the remainder of such persons according to the same principles, which shall continue to be applied until all shares available to this category have been allocated.

          As used in Section 2(e), shares are "owned" by the person who has direct investment power with respect to them; and "Applicable Shares" means the number of Registrable Securities then owned by a Holder. The total shares included in an underwritten offering in accordance with this clause
     (i) are the "First Priority Shares." Notwithstanding the foregoing, it shall be a condition of the inclusion of shares by each of the Issuer Founders (other than the Henning Family Members) and the Other Investors

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     that such person shall have delivered to Issuer an instrument in writing
     (in a form reasonably acceptable to Issuer) by which such person agrees in writing to be bound by all provisions of this Agreement applicable to "Holders" and provides an address for notices.

          (ii) If the Maximum Shares exceed the First Priority Shares, the excess shall be allocated (A) to Issuer and any other selling shareholders, as Issuer shall determine, and, if following such allocation there remain any shares available for allocation, then (B) to all persons whose shares are being included in the underwritten offering, in proportion to the number of shares to be included by each of them after applying all of the limitations and priorities provided by clauses (i) and (ii).

     To the extent that the number of Registrable Securities which Holders have requested to include is, in the aggregate, less than the Maximum Shares which Issuer has been advised can be sold in such offering without having the adverse effect referred to above, then Issuer and other shareholders of Issuer (as determined by it) shall be entitled to include that number of equity securities which result in the underwritten offering not exceeding the Maximum Shares that would cause the effect referred to above. If any Holder advises the managing underwriter of any underwritten offering that the Registrable Securities and other equity securities covered by the registration statement cannot be sold in such offering within a price range acceptable to such Holder, then such Holder shall have the right to exclude its Registrable Securities from registration. Shares so excluded shall be reallocated in accordance with the above priorities unless, in the opinion of Issuer or the managing underwriters, such reallocation would cause unreasonable delay or expense.

     (f) Limitations on Registration on Request. Notwithstanding anything in this Section 2 to the contrary, (i) the Holders shall be entitled to only one Underwritten Offering pursuant to Section 2(a), and (ii) Issuer shall not be required to effect more than one registration pursuant to Section 2(b) if the Underwritten Offering is consummated under Section 2(a), and shall not be required to effect more than two registrations pursuant to Section 2(b) if the Underwritten Offering is not consummated under Section 2(a).

     (g) Expenses. Issuer will pay all Registration Expenses that otherwise would be allocable to Holders in connection with the registrations requested pursuant to this Section 2, except that each of the Issuer Founders shall, if Issuer so requires, pay his or her prorata share of the Registration Expenses based on the proportion that the number of shares included in the registration by such Saints Founder bears to the total number of shares included therein.

     (h) Selection of Underwriters. In the Underwritten Offering, and in any requested registration pursuant to Section 2(b) if the Requesting Holder requests that such registration shall be in the form of an underwritten offering, Issuer, in consultation with the Requesting Holder (which shall mean Investcorp in the case of the Underwritten Offering and the Requesting Party in the case of an offering pursuant to Section 2(b)),

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shall have the right to select (with the approval of the Requesting Holder, not to be unreasonably withheld) any investment bank(s) of national standing to act as book-running manager(s) of the offering, and the Requesting Holder, in consultation with Issuer, shall have the right to select (with the approval of Issuer, not to be unreasonably withheld) an investment bank of national standing to act as joint book runner. Issuer and all participating Holders and other shareholders shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting, as well as all other documents customary in similar offerings, including, without limitation, underwriting agreements, custody agreements, powers of attorney, and indemnification agreements.

     (i) Shelf Registration. By the date that is four months after the Effective Date of the Merger, Issuer shall, if requested by Investcorp or Odyssey, file an "evergreen" shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration") on Form S-3 (or any successor form) with respect to Registrable Securities issued in the Merger to the initial Holders thereof and, to the extent provided in the following sentence, their Transferees (provided that, from and after the time that an "Investcorp Client Distribution" has occurred, as defined in Section 1.05 of the Standstill Agreement dated as of December 19, 2001 by and among the Issuer, Investcorp IWO Limited Partnership and the other Stockholders named therein, the Investcorp Client Stockholders listed on Schedule A to such Standstill Agreement and their Transferees shall not be entitled to participate as selling stockholders in the Shelf Registration). A Transferee of Registrable Securities who acquires such Registrable Securities in a private transfer complying with Section 8(h) from a Holder of Registrable Securities included in the Shelf Registration shall not be entitled to be named as a selling shareholder in the Shelf Registration if doing so would require an amendment to the Shelf Registration; provided that such a Transferee shall be entitled to be so included (if SEC rules and policy then permit such inclusion) in any amendment to the Shelf Registration (other than an amendment that is deemed to result from the filing by Issuer of a report or other document that is incorporated by reference into the Shelf Registration) otherwise filed by the Issuer subsequent to Issuer's receipt of (i) written notice from such Transferee requesting that such Transferee be included in the Shelf Registration, and (ii) the information which such Transferee is required by Section 7(a) to provide to Issuer; and, provided further that the Issuer shall file an amendment to the Shelf Registration to include any such Transferees (if SEC rules and policy then permit such inclusion) which have provided such notice and information and have not previously been included, but the Issuer shall not be required to file such an amendment sooner than 12 months following the date on which it filed any previous amendment to the Shelf Registration (other than an amendment that is deemed to result from the filing by Issuer of a report or other document that is incorporated by reference into the Shelf Registration). Issuer shall use its best efforts to have the Shelf Registration declared effective as soon as practicable after such filing, and shall use its best efforts to keep the Shelf Registration effective and updated, subject to Sections 7(b) and 7(c), from the date such Shelf Registration is declared effective until the earlier of (i) such time as all of the Registrable Securities shall cease to be Registrable Securities, and (ii) the date that is three years after the effective date of such registration statement. A Shelf Registration pursuant to this Section 2(i) shall not be deemed to have been effected (A) unless a Shelf Registration has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the time provided in the preceding sentence or (B) if after it has become effective and during the period it is required to remain effective, the Shelf Registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the holders of Registrable Securities and such order or injunction prevents the disposition of the Registrable Securities covered by such registration statement for a period that exceeds 120 days (less any period during which sales under such registration statement are suspended pursuant to
Section 7(b) or 7(c)) during any 12-month period. The plan of distribution provided for in a Shelf Registration pursuant to this Section 2(i) shall not include an underwritten public offering.

     (j) Investcorp. The rights of Investcorp to demand an Underwritten Offering under Section 2(a) hereof, to demand a registration under Section 2(b) hereof and to request a Shelf Registration under Section 2(i) hereof shall be exercisable on behalf of Holders included within the definition of Investcorp by Investcorp Investment Equity Limited, a Cayman Islands company.

     3. Incidental Registration.

     (a) Rights to Include Registrable Securities. If Issuer proposes to file under the Securities Act (other than pursuant to Section 2 hereof or to the 1818
RRA), during the three-year period following the Effective Time of the Merger, a registration statement that pertains to any of its equity securities (other than a registration on Form S-8, S-4 or any successor or similar forms), whether or not for sale for its own account, then Issuer will each such time during such three year period, subject to the provisions of Section 3(b) hereof (and subject to the 1818 RRA as modified by a written instrument signed by 1818 Fund and/or the 1818 RRA Parties), give prompt written notice to the Holders of its intention to do so and of Holders' rights under this Section 3, at least 15 business days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer the Holders the opportunity to include in such registration statement such number of Registrable Securities as each Holder may request, subject to section 3(b) and the rights of any third party. Upon the written request of any Holder made within 10 business days after the receipt of Issuer's notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder), Issuer shall use its best efforts to effect the proposed registration under the Securities Act of all Registrable Securities which Issuer has been so requested to register by such Holder; provided that (i) if such registration involves an underwritten offering, any such Holder must sell its Registrable Securities to the underwriters selected by Issuer (or by any other person who may be entitled to make such selection) on the same terms and conditions as apply to Issuer (except that indemnification obligations of any such Holder shall be limited to those obligations set forth in Section 6 hereof) and (ii) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 3(a) and prior to the effective date of the registration statement filed in connection with such registration, Issuer shall determine for any reason not to register such securities, Issuer shall give written notice to each such Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. If a registration pursuant to this Section 3(a) involves an underwritten public offering, any such Holder may elect, in writing no less than three days prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. No registration effected under this Section 3 shall relieve Issuer of its obligations to effect registrations upon request under Section 2 hereof. Issuer will pay all Registration Expenses otherwise allocable to Holders in connection with each registration of Registrable Securities requested pursuant to this Section 3, except that each of the Issuer Founders shall, if Issuer so requires, pay his or her prorata share of the Registration Expenses based on the proportion that the number of shares included in the registration by such Saints Founder bears to the total number of shares included therein.

     (b) Priority in Incidental Registrations. If a registration to which this
Section 3 applies involves an underwritten offering and the managing underwriter advises Issuer in writing that, in its opinion, the number of equity securities (including all Registrable Securities) which Issuer, the Holders and any other persons intend to include in such registration exceeds the largest number of shares (such amount, the "Maximum Shares" for purposes of this Section 3(b)) which can be sold without having an adverse effect on such offering, including the price at which such equity securities can be sold, the number of such equity securities to be included in such registration shall be reduced, and Issuer will include in such registration a maximum number of equity securities as follows:
(A) first, such number of shares which Issuer proposes to sell for its own account in such registration; (B) second, to the extent the Maximum Shares exceeds the shares allocated to the first priority, such number of shares as are requested for inclusion therein by the Holders of Registrable Securities in accordance with the priorities and allocations set forth in Section 2(e)(i) (but using the Section 3 Maximum Shares amount) (provided, however, that, in the event that such registration is one in which one or more of the 1818 RRA Parties are also entitled to incidental registration rights, such excess shall be allocated between the 1818 RRA Parties so entitled, on the one hand, and the Holders of Registrable Securities hereunder, on the other hand, on the basis of the number of shares requested for (and so entitled to) inclusion in such registration, with the sub-allocation to and among the 1818 RRA Parties otherwise governed by the 1818 RRA and the sub-allocation to and among the Holders of Registrable Securities hereunder determined in accordance with the priorities and allocations set forth in Section 2(e)(i) (but using the Section 3 Maximum Shares amount)); and (C) third, to the extent the Maximum Shares exceed the shares allocated to the first and second priorities, such excess will be allocated in accordance with Section 2(e)(ii) (but using the Section 3 Maximum Shares amount). It is understood and agreed that Holders under this Agreement will have no right to participate in any demand or shelf registration under the 1818 RRA, and the 1818 RRA Parties shall have no right to participate in any registration pursuant to Section 2 hereof.

     4. Holdback Agreements.

     (a) Restrictions on Sale by the Holders. If any registration of Issuer Common Stock shall be in connection with an underwritten public offering in which a Holder has a right to include shares pursuant to Section 2 or 3 hereof (it being understood and agreed that, with respect to any registration statement that is filed during the first year following the Effective Time of the Merger, the determination of such right shall, with respect to a Holder which has requested to have shares included in such underwritten public offering, be made prior to the operation of Section 2(e) or 3(b) as applicable), such Holder agrees not to effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any such sale or distribution of other equity securities of Issuer or of any securities convertible into or exchangeable or exercisable for any other equity securities of Issuer (in each case, other than as part of such underwritten public offering) during the period of up to 90 days (as requested by the managing underwriter) following the pricing of such underwritten offering, except that this Section 4(a) shall not apply to sales being made by any Issuer Founder pursuant to a plan adopted under Exchange Act Rule 10b5-1 (or any successor rule) prior to the date on which the registration statement was initially filed. Each Holder to whom or which this Section 4(a) is applicable will execute and deliver such instrument as the managing underwriter may request confirming the provisions of this Section.

     (b) Restrictions on Sale by Issuer and Others. If any registration of Registrable Securities shall be made in connection with an underwritten public offering effected pursuant to Section 2(a) or 2(b), Issuer agrees, if the managing underwriter so requests, not to effect any public sale or distribution of any Issuer Common Stock, Issuer Common Stock Equivalents or other equity securities or of any security convertible into or exchangeable or exercisable for any Issuer Common Stock, Issuer Common Stock Equivalents or other equity securities of Issuer (other than in connection with an employee stock option or other benefit plan or a business combination) during the 15 days prior to, and for up to 90 days (as requested by such underwriter) beginning on, the date of pricing such underwritten offering (except as part of such registration). Issuer further agrees that any agreement entered into after the date of this Agreement pursuant to which Issuer issues or agrees to issue any privately placed Issuer Common Stock, Issuer Common Stock Equivalents or other equity securities shall contain a provision under which holders of such securities agree that, if the underwritten public offering is an offering requested under Section 2(a) or 2(b), such holders will not effect any sale or distribution of any such securities during the period referred to in the foregoing clause (i), including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).

     5. Registration Procedures. If and whenever Issuer is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, Issuer will, as expeditiously as possible (but subject in each case to Section 7(c)):

          (a) In the case of a registration as provided in Section 2(a) or 2(b) of this Agreement, use its best efforts to prepare and file with the SEC within 30 days after receipt of a request for registration with respect to such Registrable Securities, a registration statement on any form for which Issuer then qualifies or which counsel for Issuer shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended method of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective as promptly as practicable, subject to the right of Investcorp to defer Issuer's request for the acceleration of effectiveness of any such registration statement filed pursuant to Section 2(a) as may be necessary to accommodate the anticipated timetable for such offering and subject to the provisions of
     Section 2(a) and 2(b), as applicable, with respect to timing of the offering. Prior to filing with the SEC a registration statement or prospectus or any amendments or supplements thereto pursuant to this Agreement, Issuer will (i) furnish to the selling Holders copies of the form of preliminary prospectus proposed to be filed and furnish to Selling Holders Counsel copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel and shall not be filed unless and until consideration has been given to the changes reasonably and timely requested by such counsel, and (ii) notify the selling Holders of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold or, with respect to the Shelf Registration, as provided in Section 2(i), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during whichever period is required by this Section 5(b) in accordance with the intended method of disposition by the sellers thereof set forth in such registration statement;

          (c) promptly furnish to each Holder and each underwriter, if any, of Registrable Securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all financial statements, schedules and exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, copies of any correspondence with the SEC or its staff relating to the registration statement and such other documents as any Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities;

          (d) use its best efforts to register or qualify such Registrable Securities under the securities or blue sky laws of such jurisdictions as any Holder or underwriter, if any, reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities; provided that Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (e) immediately notify the selling Holders (which Holders shall immediately cease selling under the registration statement upon receiving such notice, as provided in Section 7(b), and shall keep confidential the facts prompting such notification and, except to the extent necessary to cease selling as provided above, the fact that such notification was given) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which comes to Issuer's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and Issuer will promptly prepare and furnish to the selling Holders a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (whereupon, subject to Section 7(c), the Holders may resume selling under the registration statement);

          (f) use its best efforts to prevent the issuance of and obtain the withdrawal of any stop order suspending the effectiveness of a registration statement relating to the Registrable Securities or of any order preventing or suspending the use of any preliminary or final prospectus at the earliest practicable moment;

          (g) if requested by the managing underwriter or underwriters or any Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and each applicable selling Holder agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post- effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

          (h) cooperate with the Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request prior to any sale of the Registrable Securities to the underwriters;

          (i) use its best efforts to cause all such Registrable Securities to be listed on a national securities exchange or quotation system, and on each securities exchange or quotation system on which similar securities issued by Issuer are then listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, provided that the applicable listing requirements are satisfied, and to provide a transfer agent and, if mandated by listing requirements, registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

          (j) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as a selling Holder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification and supporting Holders' efforts to execute block trades with institutional buyers, including without limitation, making appropriate members of senior management of Issuer available (subject to consulting with them in advance as to schedule) in connection with an underwritten offering pursuant to Section 2(a) or 2(b) for customary participation in telephonic or in-person conferences or road show presentations to potential investors;

          (k) make available for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any Holder or underwriter (collectively, the Inspectors), all financial and other records, pertinent corporate documents and properties of Issuer and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Issuer's and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement, in each case subject to reasonable confidentiality agreements if requested by Issuer;

          (l) use its best efforts to obtain in connection with an underwritten offering (i) an opinion or opinions of counsel to Issuer and (ii) a cold comfort letter or letters from Issuer's independent public accountants in customary form and covering such matters of the type customarily covered by opinions and cold comfort letters as the selling Holders or the underwriter requests;

          (m) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders an earnings statement covering a period of at least twelve months, ending on the last day of Issuer's first fiscal quarter that ends twelve full months or more after the effective date of the registration statement (as the term effective date is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto;

          (n) promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after initial filing of the registration statement), provide copies of such document to Selling Holders Counsel and to the managing underwriters, if any, subject in either case to a confidentiality agreement reasonably acceptable to Issuer and complying with Regulation FD, make Issuer's representatives available for discussion of such document and give due consideration to changes in such document prior to the filing thereof as such counsel may reasonably propose in sufficient tine for such consideration to be given prior to the due date of such document;

          (o) promptly notify the selling Holders, Selling Holders Counsel and the managing underwriter or agent, (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

          (p) cooperate with the selling Holders and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with any securities exchange or national market system and/or the NASD.

     6. Indemnification.

     (a) Indemnification by Issuer. In the event of any registration of Registrable Securities under the Securities Act pursuant to Section 2 or 3 hereof, Issuer will, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, each Holder, its directors, officers, employees, stockholders, general partners, limited partners, members, advisory directors, managing directors and each other person, if any, who controls, is controlled by or is under common control with such Holder against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with Issuer's prior written consent) to which such Holder, director, officer, employee, stockholder, general partner, limited partner, member, advisory director, managing director or other person may become subject under the Securities Act, Exchange Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances under which they are made), and Issuer will reimburse each Holder and each such director, officer, employee, stockholder, general partner, limited partner, member, advisory director, managing director or other person for any legal or any other expenses reasonably incurred by them as such expenses are incurred in connection with investigating or defending such loss, claim, liability, action or proceeding; provided that Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to Issuer by or in behalf of such Holder for use in the preparation thereof; provided, further, however, that Issuer shall not be required to indemnify any such indemnified Person to the extent that such loss, claim, damage, liability, expense, action or proceeding arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission that was corrected in the final prospectus or any amendment or supplement thereto and it is established that such Holder failed to deliver or provide a copy of the final prospectus (as amended or supplemented) to the claimant with or prior to the sale of such Registrable Securities sold to such claimant, unless such failure to deliver or provide a copy of the final prospectus (as amended or supplemented) was as a result of the failure of Issuer to provide such final prospectus or such amendment or supplement thereto on a timely basis as required by this Agreement.

     (b) Indemnification by Holders. In the event of any registration pursuant to Section 2 or Section 3 hereof, each Holder participating as a selling stockholder therein will, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(a)) Issuer and its directors, officers, employees, stockholders, advisory directors and each other Person, if any, who controls, is controlled by or is under common control with Issuer (collectively "Issuer Indemnified Persons") and each other seller (including, without limitation, other Holders) whose shares are included in the registration statement and such seller's directors, officers, employees, stockholders, general partners, limited partners, members, advisory directors and managing directors and the persons who control, are controlled by or are under common control with such seller (collectively, "Seller Indemnified Persons" and, together with the Issuer Indemnified Persons, the "Indemnified Persons") against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the prior written consent of such Holder) to which any of such Indemnified Persons become subject under the Securities Act, Exchange Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities of Issuer or such other seller were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or
(ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances under which they are made), and such Holder will reimburse each such Indemnified Person for any legal or any other expenses reasonably incurred by such Person as such expenses are incurred in connection with investigating or defending such loss, claim, liability, action or proceeding; provided that such Holder shall only be liable in any such case to the extent that such loss, claim, damage, liability

(or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to Issuer by or in behalf of such Holder for use in the preparation thereof; provided, further, however, that such Holder shall not be required to indemnify any such Indemnified Person to the extent that such loss, claim, damage, liability, expense, action or proceeding arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission that was corrected in the final prospectus or any amendment or supplement thereto and it is established that Issuer (in the case of Issuer and the Issuer Indemnified Persons) or any such other seller (in the case of such other seller whose shares are included in the Registration Statement and the Seller Indemnified Persons related to it) failed to deliver or provide a copy of the final prospectus (as amended or supplemented) to the claimant with or prior to the sale of such Registrable Securities sold to such claimant. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Issuer or any other seller or Indemnified Person. No Holder shall be liable under this Section 6 for any amounts exceeding the product of the purchase price per Registrable Security and the number of Registrable Securities being sold pursuant to such registration statement or prospectus by such Holder.

     (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this
Section 6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 6, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties exists or the indemnifying party is not adequately defending such action or proceeding. An indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement of any pending or threatened proceeding which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to all indemnified parties of a release from all liability in respect to such claim or litigation, (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on such indemnified party or (iii) otherwise adversely affects such indemnified party other than as a result of the imposition of financial obligations for which such indemnified party is entitled to be indemnified hereunder. Notwithstanding anything to the contrary contained herein, an indemnifying party will not be obligated to pay the fees and expenses of more than one counsel (together with appropriate local counsel) for all parties indemnified by such indemnifying party with respect to such claim.

     (d) Contribution. If the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(a) or Section 6(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, and the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 6(a) and 6(b), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. Issuer and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder and distributed to the public were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) Non-Exclusivity. The obligations of the parties under this Section 6 shall be in addition to any liability which any party may otherwise have to any other party.

     (f) Indemnification Payments. The indemnification and contribution required by Sections 6(a), 6(b) and 6(d) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     7. Certain Obligations of the Holders; Blackout Periods.

     (a) Providing Information. It shall be a condition precedent to the obligation of Issuer to take any action pursuant to this Agreement in respect of the Registrable Securities which are to be registered at the request of any Holder that such Holder shall furnish to Issuer such information regarding the Registrable Securities held by such Holder and the intended method of disposition thereof as Issuer shall reasonably request in connection with such registration, including (without limitation) the information specified by Items 507 and 508 of Regulation S-K under the Securities Act and including sufficient information to ascertain the number of Registrable Shares "owned" by such Holder for purposes of Section 2(e)(i). Issuer shall be entitled to rely on such information in allocating priorities pursuant to Section 2(e) or 3(b) and shall have no liability to any other Holder with respect to allocations thus made.

     (b) Discontinuing Dispositions. Each Holder agrees that, upon receipt of any notice from Issuer of the happening of any event of the kind described in
Section 5(e) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder receives the copies of the prospectus supplement or amendment contemplated by Section 5(e) hereof, and, if so directed by Issuer, such Holder will deliver to Issuer (at Issuer's expense) all copies, other than permanent file copies, then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Issuer shall give any such notice, the period mentioned in Section 5(b) hereof shall be extended by the greater of 30 days or the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(e) hereof to and including the date when such Holder shall have received the copies of the prospectus supplement or amendment contemplated by Section 5(e) hereof.

     (c) Blackout Periods. Notwithstanding any other provision of this Agreement, Issuer may delay filing a registration statement, and may withhold efforts to cause the registration statement to become effective or to supplement or amend any prospectus, in each such case if Issuer determines in good faith that such filing or efforts would (1) interfere with or affect the negotiation or completion of any transaction that is being contemplated by Issuer (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (2) involve initial or continuing disclosure obligations that would not be in the best interest of Issuer's stockholders; provided, however, that Issuer shall not postpone such filings, supplements, amendments or post-effective amendments for more than an aggregate of 105 days in any twelve month period. In the event Issuer postpones the filing of a registration statement, the Requesting Holder of Registrable Securities requesting registration thereof pursuant to Section 2 shall have the right to withdraw the request for registration by giving written notice thereof to Issuer within 10 days after receipt of notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which Holders of Registrable Securities are entitled pursuant to Section 2. Issuer shall promptly notify the Holders whose Registrable Securities are included, or are to be included, in such registration statement of Issuer's determination to invoke any such delay, of the general reasons therefor (but not including any material nonpublic information), and of the approximate time range of the delay.

     (d) Notice of Inclusion. Each Holder who is invited to include shares in a registration statement pursuant to this Agreement and wishes to include shares therein will notify Issuer of the number of shares requested to be included (and any other information reasonably requested by Issuer in connection with such invitation) within 10 business days (or such longer period as is specified by Issuer) after such Holder's receipt of such invitation.

     8. Miscellaneous.

     (a) Remedies. Issuer and each Holder acknowledge and agree that in the event of any breach of this Agreement by any of them (other than a breach cause solely by failure to pay a sum of money), the Holders and Issuer would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

     (b) Entire Agreement. This Agreement and the Merger Agreement (and all agreements referred to therein as being executed and delivered in connection with the Merger Agreement ("Related Agreements")) constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof or thereof, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof (other than the Merger Agreement and the Related Agreements) and supercedes all prior registration rights or other agreements between IWO and any of such parties with respect to the registration of securities issued or issuable by IWO.

     (c) Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, and shall be delivered personally or sent by facsimile or certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other overnight delivery service, to the address of the party set forth below or to such other address as the party to whom notice is to be given may provide in a written notice to the others.

     (i)  If to Issuer, to:

     US Unwired Inc.
     Post Office Box 3709
     Lake Charles, Louisiana  70602
     Facsimilie:  (337) 310-3479
     Attention:  Thomas G. Henning, General Counsel

     With a copy to each of:

     US Unwired Inc.
     901 Lakeshore Drive, Suite 900
     Lake Charles, Louisiana  70601
     Facsimilie:  (337) 310-3479
     Attention:  Thomas G. Henning, General Counsel

     and

     Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.
     201 St. Charles Avenue, 46th Floor
     New Orleans, Louisiana  70170
     Facsimilie:  (504) 586-5250
     Attention:  Louis Y. Fishman

     (ii) If to Investcorp, as provided in Schedule B to this Agreement,

     With a copy to:

     Gibson, Dunn & Crutcher LLP
     200 Park Avenue
     New York, New York LLP
     Facsimile: (212) 351-4035
     Attention: E. Michael Greaney, Esq.

     (iii) If to Odyssey, to:

     Odyssey Investment Partners, LLC
     280 Park Avenue
     West Tower, 38th Floor
     New York, New York 10017
     Facsimile: (212) 351-7927
     Attention: Brian Kwait

     (iv) If to the Financial Investors, or any of them, as provided in Schedule B to this Agreement.

     (v) If to the IWO Founders, or any of them, as provided in Schedule C to this Agreement.

     (vi) If to the Henning Family Members, or any of them, as provided in Schedule D to this Agreement,

     With a copy to:

     US Unwired Inc.
     901 Lakeshore Drive, Suite 900
     Lake Charles, Louisiana  70601
     Facsimilie:  (337) 310-3479
     Attention:  Thomas G. Henning

     (d) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware (the "Delaware Courts"), for any litigation arising out of or relating to this Agreement (and agrees not to commence any litigation relating thereto except in such Delaware Courts), consents to service of process by notice as provided in Section 9(c) of this Agreement, waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. The preceding sentence shall not apply following any final determination by all available Delaware Courts that jurisdiction is lacking or will not be accepted.

     (e) MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

     (f) Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

     (g) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of Issuer imposed by, any other agreement.

     (h) Successors; Assigns; Transferees; Jointly Exercised Rights. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto, the Issuer Founders and the Other Investors and their respective heirs, successors and permitted assigns, except that no assignment of this Agreement may be made by a Holder except in accordance with the following sentence. A Holder shall be permitted to assign by a written instrument delivered promptly to Issuer any or all of such Holder's rights (subject to its correlative obligations) under this Agreement to any Transferee of Registrable Securities which agrees in writing (in a form reasonably acceptable to Issuer) to be bound by all provisions of this Agreement applicable to "Holders" and to such transferor and provides an address for notices. No such Transferee shall acquire rights greater than those of its transferor. If rights are transferred in part, and in any other circumstance where a right under this Agreement is exercisable by more than one Person, such right shall be exercised only as determined by a majority of the Registrable Securities held by all of the persons holding such right.

     (i) Amendments, Waivers. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by Issuer and the then Holders of at least 66 2/3% of the Registrable Securities.

     (j) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

     (k) Rule 144. Issuer covenants that it will file any reports required to be filed by it under the Exchange Act and will take such further action as any Holder may reasonably request, so as to enable such Holder to sell Registrable Securities under the exemption from registration provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, Issuer will deliver to such Holder a written statement as to whether it has complied with such requirements. Issuer's obligations under this Section 8(k) will expire two years after the Effective Date of the Merger.

     (l) Other Registration Rights.

          (i) Issuer covenants that it will not hereafter grant any right of registration under the Securities Act relating to any shares of Issuer Common Stock or Issuer Common Stock Equivalents or other equity securities to any person unless each of the Holders shall be entitled to have included in any registration effected pursuant to Section 2 hereof all Registrable Securities requested by it to be so included prior to the inclusion of any securities requested to be registered by the persons entitled to any such other registration rights. This subsection will terminate at the earlier of the date which is three years after the date of this Agreement or the earliest date by which there are no Registrable Securities.

          (ii) Issuer covenants that it will not grant any right of registration under the Securities Act relating to any of its shares of Issuer Common Stock or Issuer Common Stock Equivalents or other equity securities to any Person pursuant to any provision providing registration rights comparable to those contained in Section 2 hereof without providing that the exercise of such rights will only be permitted following either (a) the date that is 120 days after the Effective Date of the Merger or (b) if the Underwritten Offering is consummated, the date that is 90 days after such consummation. This subsection will terminate at the earlier of the date which is three years after the date of this Agreement or the earliest date by which there are no Registrable Securities.

          (iii) Each Holder acknowledges that Issuer has granted registration rights to the 1818 RRA Parties pursuant to the 1818 RRA. The Holders acknowledge that such registration rights may, among other things, entitle 1818 Fund to participate in an offering requested hereby and may affect the priority of registration as set forth herein, unless otherwise agreed by the 1818 RRA Parties.

     (m) Headings. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.

             IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.


                                        "ISSUER":


                                            US Unwired Inc.

                                            By:   /s/ Robert Piper
                                                  -----------------------------
                                                  Name:   Robert Piper
                                                  Title:     President

                                  "INVESTCORP":


                                      Investcorp IWO Limited Partnership


                                      By:   /s/ Mahmood A. H. Al Aradi
                                            ------------------------------------
                                            Name:   Mahmood A. H. Al Aradi
                                            Title:  Authorized Representative


                                      Ballet Limited


                                      By:   /s/ Ebrahim H. Ebrahim
                                            ------------------------------------
                                            Name:   Ebrahim H. Ebrahim
                                            Title:  Authorized Representative



                                      Denary Limited


                                      By:   /s/ Craig W. Bottger
                                            ------------------------------------
                                            Name:   Craig W. Bottger
                                            Title:  Authorized Representative



                                      Gleam Limited


                                      By:   /s/ Meredith I. Brody
                                            ------------------------------------
                                            Name:   Meredith I. Brody
                                            Title:  Authorized Representative



                                      Highlands Limited


                                      By:   /s/ Keith Reid
                                            ------------------------------------
                                            Name:   Keith Reid
                                            Title:  Authorized Representative

                                     Noble Limited




                                     By:   /s/ Salman Javed
                                           ------------------------------------
                                           Name:   Salman Javed
                                           Title:  Authorized Representative

                                      Outrigger Limited


                                     By:   /s/ Thomas Kennedy
                                           ------------------------------------
                                           Name:   Thomas Kennedy
                                           Title:  Authorized Representative


                                     Quill Limited


                                     By:   /s/ Mahmood A. H. Al Aradi
                                           ------------------------------------
                                           Name:   Mahmood A. H. Al Aradi
                                           Title:  Authorized Representative

                                     Radial Limited


                                     By:   /s/ Ansel Mullins
                                           ------------------------------------
                                           Name:   Ansel Mullins
                                           Title:  Authorized Representative



                                     Shoreline Limited


                                     By:   /s/ Harin Wijeyeratne
                                           ------------------------------------
                                           Name:   Harin Wijeyeratne
                                           Title:  Authorized Representative



                                     Zinnia Limited


                                     By:   /s/ Kris Raecke
                                          -------------------------------------
                                           Name:   Kris Raecke
                                           Title:  Authorized Representative



                                     Investcorp Investment Equity Limited


                                     By:   /s/ Sydney J. Coleman
                                           ------------------------------------
                                           Name:   The Director Ltd.
                                           Title:  Director

                                     Alloway Limited


                                     By:   /s/ [signature illegible]
                                           ------------------------------------
                                           Name:   Martonmere Services Ltd.
                                           Title:  Director


                                     Carrigan Limited


                                     By:   /s/ [signature illegible]
                                           ------------------------------------
                                           Name:   Martonmere Services Ltd.
                                           Title:  Director


                                     Frankfort Limited


                                     By:   /s/ [signature illegible]
                                           ------------------------------------
                                           Name:   Martonmere Services Ltd.
                                           Title:  Director


                                     Paugus Limited


                                     By:   /s/ [signature illegible]
                                           ------------------------------------
                                           Name:   Martonmere Services Ltd.
                                           Title:  Director


                                     Wireless International Limited


                                     By:   /s/ Glen Wigney
                                           ------------------------------------
                                           Name:   Glen Wigney
                                           Title:  Director



                                     Wireless Equity Limited


                                     By:   /s/ Ian Wight
                                           ------------------------------------
                                           Name:   Ian Wight
                                           Title:  Director

                              Wireless Holdings Limited


                              By:   /s/ Ian Wight
                                    -------------------------------------------
                                    Name:   Ian Wight
                                    Title:  Director



                              Wireless Investments Limited


                              By:   /s/ Michael Pilling
                                    -------------------------------------------
                                    Name:   Michael Pilling
                                    Title:  Director



                              IWO Equity Limited


                              By:   /s/ Michael Pilling
                                    -------------------------------------------
                                    Name:   Michael Pilling
                                    Title:  Director


                              IWO Investments Limited


                               By:   /s/ Michael Pilling
                                     ------------------------------------------
                                     Name:   Michael Pilling
                                     Title:  Director



                              Cellular Equity Limited


                              By:   /s/ Glen Wigney
                                    -------------------------------------------
                                    Name:   Glen Wigney
                                    Title:  Director


                              Mobile Holdings Limited


                              By:   /s/ Glen Wigney
                                    -------------------------------------------
                                    Name:   Glen Wigney
                                    Title:  Director

                              Wireless IIP Limited


                              By:   /s/ Ian Wight
                                    -------------------------------------------
                                    Name:   Ian Wight
                                    Title:  Director



                              Equity IWO Limited


                              By:   /s/ Ian Wight
                                    -------------------------------------------
                                    Name:   Ian Wight
                                    Title:  Director



                              New IWO Equity Limited


                              By:   /s/ Glen Wigney
                                    -------------------------------------------
                                    Name:   Glen Wigney
                                    Title:  Director



                              New Wireless IIP Limited


                              By:   /s/ Michael Pilling
                                    -------------------------------------------
                                    Name:   Michael Pilling
                                    Title:  Director



                              New Equity IWO Limited


                              By:   /s/ Ian Wight
                                    -------------------------------------------
                                    Name:   Ian Wight
                                    Title:  Director

                               "ODYSSEY":


                               Odyssey Investment Partners Fund, LP

                               By:  Odyssey Capital Partners, LLC,
                                       its general partner

                               By:   /s/ Brian Kwait
                                     ------------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                            -----------------------------------


                               Odyssey Coinvestors, LLC


                               By:   Odyssey Investment Partners, LLC,
                                       as Managing Member

                               By:   /s/ Brian Kwait
                                     ------------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                         "FINANCIAL INVESTORS":


                            Paribas North America Inc.


                            By:   /s/ Donna M. Kiernan
                                  ---------------------------------------------
                                  Name:   Donna M. Kiernan
                                  Title:  Chief Financial Officer

                           TCW/Crescent Mezzanine Partners II, L.P. and
                           TCW/Crescent Mezzanine Trust II
                           By:   TCW/Crescent Mezzanine II, L.L.C.
                                   its Investment Manager
                           By:   TCW/Crescent Mezzanine, L.L.C.
                                   As its Managing Owner


                           By:   /s/ James C. Shevlet, Jr.
                                 ----------------------------------------------
                                 Name:   James C. Shevlet, Jr.
                                 Title:  Senior Vice President


                           TCW Leveraged Income Trust, L.P.
                           By:   TCW Advisers (Bermuda), Ltd.
                                   as its General Partner


                           By:   /s/ Darryl L. Schall
                                 ----------------------------------------------
                                 Name:   Darryl L. Schall
                                 Title:  Managing Director


                           By:   TCW Investment Management Company
                                   as Investment Adviser


                           By:   /s/ Jean-Marc Chapus
                                 ----------------------------------------------
                                 Name:   Jean-Marc Chapus
                                 Title:  Managing Director

                                 TCW Leveraged Income Trust II, L.P.
                                 By:   TCW (LINC II), L.P.
                                         as its General Partner


                                 By:   TCW Advisers (Bermuda), Ltd.
                                         its General Partner

                                 By:   /s/ Darryl L. Schall
                                       ----------------------------------------
                                       Name:   Darryl L. Schall
                                       Title:  Managing Director


                                 By:   TCW Investment Management Company
                                         as Investment Adviser


                                 By:   /s/ Jean-Marc Chapus
                                       ----------------------------------------
                                       Name:   Jean-Marc Chapus
                                       Title:  Managing Director



                                 TCW Leveraged Income Trust IV, L.P.
                                 By:   TCW Asset Management Company
                                         As its Investment Advisor


                                 By:   /s/ Darryl L. Schall
                                       ----------------------------------------
                                       Name:   Darryl L. Schall
                                       Title:  Managing Director


                                 AND


                                 By:   TCW Asset Management Company
                                         As its Managing Member of TCW
                                          (LINC IV) L.L.C., the General Partner

                                 By:   /s/ Jean-Marc Chapus
                                       ----------------------------------------
                                       Name:   Jean-Marc Chapus
                                       Title:  Managing Director

                                 "IWO FOUNDERS":


                                         /s/ Solon Kandel
                                         --------------------------------------
                                         Solon Kandel


                                         /s/ J.K. Hage III
                                         --------------------------------------
                                         J.K. Hage III

                                         /s/ Steven Nielsen
                                         --------------------------------------
                                         Steven Nielsen



                                         Delhi PCS Inc.

                                         By:   /s/ Steven M. Barker
                                               --------------------------------
                                               Name:   Steven M. Barker
                                               Title:  Vice President



                                         Dry Brook Holdings LLC


                                         By:   /s/ Larry S. Roadman
                                               --------------------------------
                                               Name:   Larry S. Roadman
                                               Title:  Manager



                                         MTC North Inc.

                                         By:   /s/ Larry S. Roadman
                                               --------------------------------
                                               Name:   Larry S. Roadman
                                               Title:  Officer



                                         Newport PCS Inc.

                                         By:   /s/ Harley M. Ruppert
                                               --------------------------------
                                               Name:   Harley M. Ruppert
                                               Title:  President

                                      Finger Lakes Technologies Group Inc.

                                      By:   /s/ William W. Griswold
                                            -----------------------------------
                                            Name:   William W. Griswold
                                            Title:  Vice President



                                      Adirondack Capital LLC


                                      By:   /s/ J.K. Hage III
                                            -----------------------------------
                                            Name:   J.K. Hage III
                                            Title:  Manager


                                      Cerberus Investments LP


                                      By:   /s/ Charles Lane
                                            -----------------------------------
                                            Name:   Charles Lane
                                            Title:  General Partner



                                      /s/ Charles Lane
                                      -----------------------------------------
                                      Charles Lane

                                "HENNING FAMILY MEMBERS":


                                        /s/ William L. Henning, Sr.
                                        ---------------------------------------
                                        William L. Henning, Sr.

                                        /s/ Lena B. Henning
                                        ---------------------------------------
                                        Lena B. Henning


                                        /s/ William L. Henning, Jr.
                                        ---------------------------------------
                                        William L. Henning, Jr.

                                        /s/ John A. Henning
                                        ---------------------------------------
                                        John A. Henning


                                        /s/ Thomas G. Henning
                                        ---------------------------------------
                                        Thomas G. Henning

                                   SCHEDULE A

     The acquisition by US Unwired Inc. of Georgia PCS Management, LLC, as described in Item 2 to the Form 8-K/A filed by US Unwired Inc. on March 22, 2002.

                                   SCHEDULE B

     Addresses for Notices to Investcorp and the Financial Investors


Investcorp

Investcorp Investment Equity Limited
West Wind Building, Harbour Drive
P.O. Box 1111
George Town, Grand Cayman
Cayman Islands, B.W.I.

Ballet Limited
West Wind Building, Harbour Drive
P.O. Box 2197
George Town, Grand Cayman
Cayman Islands, B.W.I.

Denary Limited
West Wind Building, Harbour Drive
P.O. Box 2197
George Town, Grand Cayman
Cayman Islands, B.W.I.

Gleam Limited
West Wind Building, Harbour Drive
P.O. Box 2197
George Town, Grand Cayman
Cayman Islands, B.W.I.

Highlands Limited
West Wind Building, Harbour Drive
P.O. Box 2197
George Town, Grand Cayman
Cayman Islands, B.W.I.

Noble Limited
West Wind Building, Harbour Drive
P.O. Box 2197
George Town, Grand Cayman
Cayman Islands, B.W.I.

Outrigger Limited
West Wind Building, Harbour Drive
P.O. Box 2197
George Town, Grand Cayman
Cayman Islands, B.W.I.

Quill Limited
West Wind Building, Harbour Drive
P.O. Box 2197
George Town, Grand Cayman
Cayman Islands, B.W.I.

Radial Limited
West Wind Building, Harbour Drive
P.O. Box 2197
George Town, Grand Cayman
Cayman Islands, B.W.I.

Shoreline Limited
West Wind Building, Harbour Drive
P.O. Box 2197
George Town, Grand Cayman
Cayman Islands, B.W.I.

Zinnia Limited
West Wind Building, Harbour Drive
P.O. Box 2197
George Town, Grand Cayman
Cayman Islands, B.W.I.

Investcorp IWO Limited Partnership
West Wind Building, Harbour Drive
P.O. Box 1111
George Town, Grand Cayman
Cayman Islands, B.W.I.

Alloway Limited
West Wind Building, Harbour Drive
P.O. Box 2197
George Town, Grand Cayman
Cayman Islands, B.W.I.

Carrigan Limited
West Wind Building, Harbour Drive
P.O. Box 2197
George Town, Grand Cayman
Cayman Islands, B.W.I.

Frankfort Limited
West Wind Building, Harbour Drive
P.O. Box 2197
George Town, Grand Cayman
Cayman Islands, B.W.I.

Paugus Limited
West Wind Building, Harbour Drive
P.O. Box 2197
George Town, Grand Cayman
Cayman Islands, B.W.I.

Wireless International Limited
West Wind Building, Harbour Drive
P.O. Box 1111
George Town, Grand Cayman
Cayman Islands, B.W.I.

Wireless Equity Limited
West Wind Building, Harbour Drive
P.O. Box 1111
George Town, Grand Cayman
Cayman Islands, B.W.I.

Wireless Holdings Limited
West Wind Building, Harbour Drive
P.O. Box 1111
George Town, Grand Cayman
Cayman Islands, B.W.I.

Wireless Investments Limited
West Wind Building, Harbour Drive
P.O. Box 1111
George Town, Grand Cayman
Cayman Islands, B.W.I.

IWO Equity Limited
West Wind Building, Harbour Drive
P.O. Box 1111
George Town, Grand Cayman
Cayman Islands, B.W.I.

IWO Investments Limited
West Wind Building, Harbour Drive
P.O. Box 1111
George Town, Grand Cayman
Cayman Islands, B.W.I.

Cellular Equity Limited
West Wind Building, Harbour Drive
P.O. Box 1111
George Town, Grand Cayman
Cayman Islands, B.W.I.

Mobile Holdings Limited
West Wind Building, Harbour Drive
P.O. Box 1111
George Town, Grand Cayman
Cayman Islands, B.W.I.

Wireless IIP Limited
West Wind Building, Harbour Drive
P.O. Box 1111
George Town, Grand Cayman
Cayman Islands, B.W.I.

Equity IWO Limited
West Wind Building, Harbour Drive
P.O. Box 1111
George Town, Grand Cayman
Cayman Islands, B.W.I.

New IWO Equity Limited
West Wind Building, Harbour Drive
P.O. Box 1111
George Town, Grand Cayman
Cayman Islands, B.W.I.

New Wireless IIP Limited
West Wind Building, Harbour Drive
P.O. Box 1111
George Town, Grand Cayman
Cayman Islands, B.W.I.

New Equity IWO Limited
West Wind Building, Harbour Drive
P.O. Box 1111
George Town, Grand Cayman
Cayman Islands, B.W.I.

Financial Investors

Paribas North America, Inc.
787 Seventh Avenue
New York, New York 10019
Attention: Lynne Randall

TCW/Crescent Mezzanine Trust II
c/o TCW/Crescent Mezzanine, LLC
11100 Santa Monica Boulevard
Suite 2000
Los Angeles, California 90025
Attention: Caroline Zouloumian

TCW/Crescent Mezzanine Partners II, LP
c/o TCW/Crescent Mezzanine, LLC
11100 Santa Monica Boulevard
Suite 2000
Los Angeles, California 90025
Attention: Caroline Zouloumian

TCW/Crescent Leveraged Income Trust, LP
c/o TCW/Crescent Mezzanine, LLC
11100 Santa Monica Boulevard
Suite 2000
Los Angeles, California 90025
Attention: Caroline Zouloumian

TCW/Crescent Leveraged Income Trust II, LP
c/o TCW/Crescent Mezzanine, LLC
11100 Santa Monica Boulevard
Suite 2000
Los Angeles, California 90025
Attention: Caroline Zouloumian

TCW/Crescent Leveraged Income Trust IV, LP
c/o TCW/Crescent Mezzanine, LLC
11100 Santa Monica Boulevard
Suite 2000
Los Angeles, California 90025
Attention: Caroline Zouloumian

                                   SCHEDULE C

                     Addresses for Notices to the IWO Founders


Solon Kandel
592 Ashwood Road
Springfield, New Jersey 07081

J. K. Hage III
c/o Hage and Hage LLC
610 Charlotte Street
Utica, New York 13501

Steven M. Nielsen
c/o Independent Wireless One Corporation
52 Corporate Circle
Albany, New York 12203

Delhi PCS Inc.
P.O. Box 271
107 Main Street
Delhi, New York 13753
Attention: Curtis Barker


Dry Brook Holdings LLC
c/o Margaretville Telephone Company
P.O. Box 260
50 Swart Street
Margaretville, New York 12455
Attention: Larry Roadman

MTC North Inc.
c/o Margaretville Telephone Company
P.O. Box 260
50 Swart Street
Margaretville, New York 12455
Attention: Larry S. Roadman

Newport PCS Inc.
P.O. Box 201
Bridge Street
Newport, New York 13416
Attention: Harley Ruppert

Finger Lakes Technologies Group Inc.
11 Framark Drive
Suite 20
Victor, New York 14564
Attention: Paul Griswold

Adirondack Capital LLC
c/o Hage and Hage LLC
610 Charlotte Street
Utica, New York 13501
Attention: J. K. Hage III

Cerberus Investments L.P.
c/o Applebee Group, Inc.
500 Executive Boulevard
Suite 201
Ossining, New York 10562
Attention: Charles Lane

Charles Lane
c/o Applebee Group, Inc.
500 Executive Boulevard
Suite 201
Ossining, New York 10562

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                                   SCHEDULE D

                Addresses for Notices to the Henning Family Members

William L. Henning
101 E. Thomas Street
Sulphur, Louisiana  70663

Lena B. Henning
101 E. Thomas Street
Sulphur, Louisiana  70663

John A. Henning
101 E. Thomas Street
Sulphur, Louisiana  70663

William L. Henning, Jr.
Post Office Box 3709
Lake Charles, Louisiana  70602

Thomas G. Henning
Post Office Box 3709
Lake Charles, Louisiana  70602